UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    December 3, 2018

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

We are filing this Form 8-K/A to amend our Current Report on Form 8-K filed on May 17, 2018 (the “Original Filing”). In the Original Filing, we announced that Hugh Gagnier had entered into an Employment Agreement (the “Agreement”) with Zebra under which (1) his title and responsibilities changed effective as of June 1, 2018, and (2) he would hold such title and responsibilities until December 31, 2018 at which time he would no longer have such title and responsibilities, as well as his compensation arrangements under the Agreement. The following provides more current information regarding the timing of certain changes in Mr. Gagnier’s title and responsibilities. This filing only updates the portion of the Original Filing related to Item 5.02 and does not otherwise modify or update any disclosure contained in the Original Filing.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Under the Agreement, from June 1, 2018 to December 31, 2018, Mr. Gagnier was to hold the title and responsibilities of Senior Vice President, Global Supply Chain. As a result of Mr. Gagnier’s successor joining Zebra, effective December 3, 2018, Mr. Gagnier no longer holds the title or responsibilities of Senior Vice President, Global Supply Chain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: December 7, 2018	By:	/s/ Cristen Kogl
Cristen Kogl
SVP, General Counsel and Corporate Secretary

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